EXHIBIT 11--STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                      Three Months Ended                Nine Months Ended
                                          December 31,                    December 31,
                                     ----------------------         -----------------------
                                       1996          1995             1996           1995
                                     --------      --------         --------       --------
PRIMARY:
   Average shares outstanding         7,126,444    5,378,754       6,259,045       5,364,848
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using average market price         199,647      126,776         263,252         201,845
                                    -----------  -----------     -----------     -----------
TOTAL                                 7,326,091    5,505,530       6,522,297       5,566,693
                                    ===========  ===========     ===========     ===========

Net income                          $ 2,476,000  $   668,000     $ 3,816,000     $ 1,477,000
                                    ===========  ===========     ===========     ===========

Per share amount                    $       .34  $       .12     $       .58     $       .27
                                    ===========  ===========     ===========     ===========

FULLY DILUTED:
   Average shares outstanding         7,126,444    5,378,754       6,259,045       5,364,848
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using the higher of ending
     or average market price            199,647      252,314         263,252         238,052
                                    -----------  -----------     -----------     -----------
TOTAL                                 7,326,091    5,631,068       6,522,297       5,602,900
                                    ===========  ===========     ===========     ===========
Net income                          $ 2,476,000  $   668,000     $ 3,816,000     $ 1,477,000
                                    ===========  ===========     ===========     ===========
Per share amount                    $       .34  $       .12     $       .58     $       .26
                                    ===========  ===========     ===========     ===========

The number of shares and per share amounts for the three and nine month periods ended December 31, 1995 have been retroactively adjusted to reflect the Company's 1 for 2 reverse stock split, effected March 21, 1996.